Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders
of JPMorgan Trust I

In planning and performing our audits of the
financial statements
of the Funds listed in Appendix 1 (the “Funds”)
 as of and for the period ended June 30, 2007,
 in accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Funds’
 internal control over financial reporting,
 including control activities for safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
 requirements of Form N-SAR, but not
 for the purpose of expressing an
opinion on the effectiveness of the
Funds’ internal control over financial
reporting. Accordingly, we do not
express an opinion on the effectiveness
of the Funds’ internal control over financial reporting.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling
this responsibility, estimates and
 judgments by management are
required to assess the expected
benefits and related costs of controls.
A fund’s internal control over financial
reporting is a process designed to provide
 reasonable assurance regarding the
 reliability of financial reporting and the
 preparation of financial statements
 for external purposes in accordance
with generally accepted accounting
principles.  Such internal control over
financial reporting includes policies
and procedures that provide reasonable
assurance regarding prevention or
 timely detection of unauthorized
 acquisition, use or disposition of a
fund’s assets that could have a
 material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements.  Also, projections
of any evaluation of effectiveness
to future periods are subject to the
risk that controls may become
 inadequate because of changes
 in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.

A control deficiency exists when
 the design or operation of a
 control does not allow management
or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
 A significant deficiency is a
 control deficiency, or combination
of control deficiencies, that
adversely affects the fund’s ability
 to initiate, authorize, record,
 process or report external
 financial data reliably in accordance
 with generally accepted
accounting principles such that
there is more than a remote
likelihood that a misstatement
of the fund’s annual or interim
financial statements that is more
than inconsequential will not be
 prevented or detected.  A material
weakness is a control deficiency,
or combination of control
deficiencies, that results in more
than a remote likelihood that
a material misstatement of the
annual or interim financial statements
will not be prevented or detected.

Our consideration of the Funds’
 internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
 financial reporting that might be
significant deficiencies or material
 weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States).  However, we noted
no deficiencies in the Funds’ internal
 control over financial reporting and
its operation, including controls for
safeguarding securities, that we
consider to be material weaknesses
as defined above as of June 30, 2007.

This report is intended solely for
the information and use of
management, the Trustees
of JPMorgan Trust I and the
 Securities and Exchange
 Commission and is not intended
 to be and should not be used
by anyone other than these specified parties.

PricewaterhouseCoopers LLP
August 23, 2007

Appendix 1:

JPMorgan Dynamic Small Cap Growth Fund (formerly Dynamic Small Cap Fund)
JPMorgan Micro Cap Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund
JPMorgan Strategic Small Cap Value Fund
JPMorgan U.S. Small Company Fund

JPMorgan Capital Growth Fund
JPMorgan Mid Cap Equity Fund
JPMorgan Value Advantage Fund

JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Equity Income II Fund
JPMorgan Growth and Income Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Large Cap Core Plus Fund

JPMorgan Intrepid America Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid Long/Short Fund
JPMorgan Intrepid Multi-Cap Fund
JPMorgan Intrepid Value Fund

JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2010 Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2040 Fund

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